COLLATERAL ASSIGNMENT OF LEASES AND RENTS

THIS COLLATERAL ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this "Assignment"), is made and entered into this 17th day of December, 2008, by Palomar Medical Technologies, Inc., a Delaware corporation with its principal place of business at 82 Cambridge Street, Burlington, Massachusetts (hereinafter referred to as "Borrower"), to RBS Citizens, National Association, a national banking association with an office located at 28 State Street, Boston, Massachusetts 02109 (hereinafter referred to as the "Bank").

WITNESSETH:

THAT FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the Obligations as defined herein, Borrower does hereby grant, transfer and assign to Bank, its successors, successors-in-title and assigns, all of Borrower's right, title and interest in, to and under any and all leases, tenancies, agreements or licenses, written or oral, now existing or hereafter entered into by Borrower as "landlord", "lessor" or "licensor", for the use or occupancy of all or any portion of the property (hereinafter referred to as the "Property") located at Fifteen Network Drive, Burlington, Massachusetts, more particularly described in Exhibit A attached hereto and by this reference made a part hereof, including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants, lessees or licensees thereunder (such leases, tenancies, agreements and licenses are hereinafter referred to collectively as the "Leases," and such tenants, lessees and licensees are hereinafter referred to collectively as "Tenants" or individually as a "Tenant" as the context requires), which Leases include those certain leases more particularly described in Exhibit B attached hereto and by this reference made a part hereof, together with all of Borrower's right, title and interest in and to all rents, issues and profits from the Leases and from the Property. This Assignment constitutes a present and absolute assignment of leases and rents, subject only to Borrower's rights under Paragraph 1.03(a) hereof.

TO HAVE AND TO HOLD unto Bank, its successors and assigns forever, subject to and upon the terms and conditions set forth herein.

This Assignment is made for the purpose of securing the full and prompt payment and performance when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of the Note and the other Obligations, all as defined below.

As further security for the Obligations and the full and prompt payment and performance of any and all obligations of Borrower to Bank under the Loan Documents,

Borrower hereby assigns to Bank any awards or payments which may be made in respect of Borrower's interest in any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court. Borrower hereby appoints Bank as its attorney-in-fact to appear in any such proceeding and/or to collect any such award or payment.

ARTICLE I

WARRANTIES AND COVENANTS

1.01 Representations and Warranties of Borrower. Borrower hereby represents and warrants as follows.

(a)       Borrower is the sole and absolute owner of the entire landlord's or lessor's interest in the Leases and such rents, issues and profits.

(b)       Borrower has made no prior assignment of any of the Leases or with respect to any of such rents, issues or profits.

(c)       Borrower has neither done any act nor omitted to do any act which might prevent Bank from, or limit Bank in, acting under any of the provisions of this Assignment.

(d)       Neither the execution and delivery of this Assignment or any of the Leases, the performance of each and every covenant of Borrower under this Assignment and the Leases, nor the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under, any agreement, indenture or other instrument to which Borrower is a party, or any law, ordinance, administrative regulation or court decree which is applicable to Borrower.

(e)       No action has been brought or, so far as is known to Borrower, is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower's obligations contained in this Assignment and in the Leases.

(f)        All Leases existing as of the date of this Assignment are listed and described on Exhibit B attached hereto, and correct and complete copies of all such Leases and all amendments, exhibits, addenda and schedules thereto have been heretofore delivered by Borrower to Bank.

(g)       The Leases existing as of the date of this Assignment and listed and described in Exhibit B attached hereto were duly executed and delivered, pursuant to authority legally adequate therefor, are now in full force and effect, and are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

(h)       No default exists on the part of Borrower in the fulfillment, performance or observance of any of the terms, conditions or covenants of landlord or lessor contained in any of the Leases, and, to the best of Borrower's knowledge, no default exists on the part of any Tenant in the fulfillment, performance or observance of any of the terms, conditions or covenants of tenant or lessee contained in any of the Leases.

1.02 Covenants of Borrower. Borrower hereby covenants and agrees as follows.

(a)       Borrower shall (i) fulfill, perform and observe each and every term, condition and covenant of landlord or lessor contained in each of the Leases; (ii) give prompt notice to Bank of any claim of default under any of the Leases, whether given by the Tenant to Borrower, or given by Borrower to the Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Bank, enforce, short of termination, the performance and observance of each and every term, condition and covenant of each of the Leases to be performed or observed by the Tenant thereunder; and (iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Borrower as the landlord or lessor thereunder, or of the Tenant or any guarantor thereunder.

(b)       Borrower shall not, without the prior written consent of Bank, (i) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the accrual thereof; or (ii) assign its interest in, to or under any of the Leases or the rents, issues and profits from any of the Leases or from the Property to any person or entity other than Bank.

(c)       Borrower shall not, without the prior written consent of Bank, (i) enter into any new Lease of all or any part of the Property; (ii) modify any of the Leases; (iii) terminate the term or accept the surrender of any of the Leases; (iv) waive or release the Tenant from the performance or observation by the Tenant of any obligation or condition of any of the Leases; (v) give any consent to any assignment or sublease by the Tenant under any of the Leases; (vi) agree to subordinate any of the Leases to any mortgage or other encumbrance; or (viii) modify the terms of any guaranty of any of the Leases, or terminate any such guaranty.

(d)       Borrower shall take no action which will cause or permit the estate of the Tenant under any of the Leases to merge with the interest of Borrower in the Property or any portion thereof.

(e)       Borrower does hereby authorize and empower Bank to collect all rents, issues and profits arising or accruing under the Leases or from the Property as they become due, whether or not the Bank shall have made entry or become a mortgagee in possession pursuant to the Security Deed, and does hereby irrevocably authorize and direct, each and every present and future Tenant of the whole or any part of the Property, upon receipt of written notice from Bank, to pay all rents, issues and profits thereafter arising or accruing under the Leases or from the Property to Bank and to continue to do so until otherwise notified by Bank, and Borrower agrees that each and every Tenant shall have the right to rely upon such notice by Bank without any obligation or right to inquire as to whether any Event of Default exists and notwithstanding any notice or claim of Borrower to the contrary, and that Borrower shall have no right or claim against any Tenant for any rents paid by such Tenant to Bank following receipt of such notice.

1.03 Covenants of Bank. Bank hereby covenants and agrees with Borrower as follows:

(a)       This Assignment constitutes a present, current and absolute assignment of all Leases and all rents, issues and profits from the Property, provided, that so long as no Event of Default has occurred, Bank shall not demand that such rents, issues and profits be paid directly to Bank, and Borrower shall have the right to collect, but not more than one (1) month prior to accrual, all such rents, issues and profits from the Property (including, but not by way of limitation, all rents payable under the Leases), further, provided, however, that Borrower shall collect and receive all such rents, issues and profits from the Property as trustee for the benefit of Bank, and shall apply such rents, issues and profits so collected to the Obligations, to the extent then due, with the balance, so long as no Event of Default has occurred, to the account of Borrower.

(b)       Upon the payment in full of the Obligations, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Security Deed without the recording of another security deed in favor of Bank affecting the Property, this Assignment shall be terminated and released of record by Bank and shall thereupon be of no further force or effect.

ARTICLE II

DEFAULT

2.01 Event of Default. If an Event of Default shall occur the Bank may exercise any and all remedies provided in Paragraph 2.02 of this Assignment, under the Security Deed, under the Note, and under any and all other instruments and documents providing security for the Obligations, or any other remedies available under applicable law or any one or more of such remedies.

2.02 Remedies. Upon the occurrence of any Event of Default, Bank may at its option, with or without notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, exercise any or all of the following rights and remedies.

(a)       Either with or without entry or taking possession of the Property, give or require Borrower to give notice to any or all Tenants under the Leases authorizing and directing such Tenants to pay all rents, issues and profits and any other sums due under their Leases directly to Bank, whether or not the Bank shall have made entry or become a mortgagee in possession pursuant to the Security Deed, and collect and receive all rents, issues and profits and other sums due under the Leases with respect to which such notice is given.

(b)       Either with or without entry or taking possession of the Property, perform any and all obligations of Borrower under any or all of the Leases or this Assignment and exercise any and all rights of Borrower herein or therein as fully as Borrower itself could do, including, without limiting the generality of the foregoing, enforcing, modifying, extending or terminating any or all of the Leases, collecting, modifying, compromising, waiving or increasing any or all of the rents payable thereunder, and obtaining new Tenants and entering into new Leases on the Property on any terms and conditions deemed desirable by Bank, and, to the extent Bank shall incur any costs in connection with the performance of any such obligations of Borrower, including costs of litigation, then all such costs shall become a part of the Obligations, shall bear interest from the incurring thereof at the default interest rate specified in the Note, and shall be due and payable on demand.

(c)       Either with or without entry or taking possession of the Property, in Borrower's or Bank's name, institute any legal or equitable action which Bank in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein or to evict or remove any Tenants.

(d)       Enter upon, take possession of, and use and operate all or any portion of the Property which Bank in its sole discretion deems desirable to effectuate any or all of the foregoing remedies, with full power to make alterations, renovations, repairs or replacements thereto.

Bank shall have full right to exercise any or all of the foregoing remedies rights and without regard to the adequacy of security for any or all of the Obligations, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee.

2.03 Application of Rents. All rents, issues and profits and any other sums due under the Leases and with respect to the Property which are collected by Bank shall be applied by Bank in such order as Bank in its sole discretion may elect against: (i) all costs and expenses, including reasonable attorneys' fees, incurred in connection with the operation of the Property, the performance of Borrower's obligations under the Leases or the collection of the rents thereunder; (ii) all costs and expenses, including reasonable attorneys' fees, incurred in the collection of any of all of the Obligations, including all costs, expenses and attorneys' fees incurred in seeking to realize on or to protect or preserve Bank's interest in any other collateral securing any or all of the Obligations; and (iii) any or all unpaid principal of and interest on the Obligations.

2.04 No Liability of Bank. Bank shall not be obligated to perform or discharge, nor does Bank hereby undertake to perform or discharge, any obligation, duty or liability of Borrower under any of the Leases or under or by reason of this Assignment, except those arising after Bank takes possession of the Property after an Event of Default. Prior to Bank's taking possession of the Property after an Event of Default, this Assignment shall not operate to place upon Bank responsibility for the control, care, management or repair of the Property, nor for the carrying out of any of the terms and conditions of any of the Leases, nor shall it operate to make Bank responsible or liable for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any person. Bank shall not be liable for any loss sustained by Borrower resulting from Bank's failure to let the Property after taking possession of the Property after an Event of Default, unless such loss is caused by the willful misconduct or gross negligence of Bank.

2.05 Indemnification. Borrower shall and does hereby agree to indemnify and to hold Bank harmless of and from any and all claims, demands, liability, loss or damage (including all costs, expenses, and attorneys' fees incurred in the defense thereof) asserted against, imposed on or incurred by Bank in connection with or as a result of this Assignment or the exercise of any rights or remedies under this Assignment or under any of the Leases or by reason of any alleged obligations or undertakings of Bank to perform or discharge any of the terms, covenants or agreements contained in any of the Leases; provided, however, that nothing herein shall be construed to obligate Borrower to indemnify and hold Bank harmless from and against any and all claims, demands, liability, loss or damage enacted against, imposed on or incurred by Bank by reason of Bank's willful misconduct or gross negligence. Should Bank incur any such liability, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Borrower as aforesaid, the amount thereof shall be added to the Obligations, shall bear interest at the default rate specified in the Note from the date incurred until paid, shall be secured by this Assignment, the Security Deed and the other Loan Documents, and shall be payable immediately upon demand.

ARTICLE III

DEFINITIONS

The following terms as used herein shall have the following meanings:

"Assignment" shall mean this Collateral Assignment of Lease and Rents dated as of December 17, 2008 between Borrower and Bank.

"Bank" shall mean RBS Citizens, National Association, and its successors and assigns.

"Borrower" shall have the meaning assigned to that term in the preamble hereto.

"Default" shall mean any event which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

"Event of Default" shall mean (a) any Event of Default under the Note, or (b) any default in the payment or performance of the obligations of Borrower under the Security Deed, or (c) any default in the performance of the obligations of Borrower hereunder, or (d) any representation or warranty of Borrower in this Assignment shall prove to have been false or incorrect in any material respect upon the date when made.

"Leases" shall have the meaning set forth in the Preamble to this Agreement.

“Loan Documents" shall mean this Assignment, the Note, the Security Documents, and any other agreements, documents or instruments now or hereafter executed in connection therewith.

"Note" shall mean the Revolving Note from Borrower to Bank dated as of December 17, 2008, in the original maximum principal amount of $30,000,000.00 as originally executed, or if varied, extended, supplemented, consolidated, amended or restated from time to time as so varied, extended, supplemented, consolidated, amended or restated.

"Obligations" shall mean all indebtedness, obligations, and liabilities of Borrower to the Bank existing on the date of this Assignment or arising or incurred hereafter under the Note, any other Loan Documents or other instruments at any time evidencing any thereof, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising thereunder or hereunder by contract, operation of law or otherwise.

"Property" shall mean the property located at Fifteen Network Drive, Burlington, Massachusetts, which is more particularly described in Exhibit A attached hereto.

"Security Deed" shall mean the Mortgage and Security Agreement from Borrower to Bank pursuant to which Borrower has conveyed the Property as security for the Obligations.

"Security Documents" shall mean the Security Deed, this Assignment and the other Loan Documents executed by the Borrower in favor of the Bank as security for the Obligations.

"Tenants" shall mean those tenants, lessees and licensees occupying space pursuant to the Leases on the Property.

ARTICLE IV

GENERAL PROVISIONS

4.01 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Borrower and Bank and their respective heirs, executors, legal representatives, successors and assigns (but in the case of assigns of Borrower, only if and to the extent that Bank has consented in writing to Borrower's assignment of its rights or obligations hereunder to such assigns). Whenever a reference is made in this Assignment to "Borrower" or "Bank", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Bank.

4.02 Bank's Rights of Assignment; Rights of Assignees. Bank may assign to any subsequent holder of the Note or the Security Deed, or to any person acquiring title to the Property, all of Bank's right, title and interest in any of the Leases and rents, issues and profits from the Property. No such assignee shall have any liability for any obligation which accrued under any of the Leases prior to the assignment to such assignee nor shall such assignee have any obligation to account to Borrower for any rental payments which accrued prior to such assignment. After Borrower's right, title and interest in the Property has been foreclosed or otherwise terminated, no assignee of Borrower's interest in the Leases shall be liable to account to Borrower for any rents, issues or profits thereafter accruing.

4.03 Terminology. All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Assignment.

4.04 Severability. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

4.05 Applicable Law. This Assignment shall be interpreted, construed and enforced according to the laws of the Commonwealth of Massachusetts.

4.06 No Third Party Beneficiaries. This Assignment is made solely for the benefit of Bank and its assigns. No Tenant under any of the Leases nor any other person shall have standing to bring any action against Bank as the result of this Assignment, or to assume that Bank will exercise any remedies provided herein, and no person other than Bank shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment.

4.07 No Oral Modifications. Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

4.08 Cumulative Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in Bank in any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Bank. The remedies herein provided or otherwise available to Bank shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Bank shall continue and be each and all available to Bank until the Obligations shall have been paid in full.

4.09 Cross-Default. An Event of Default by Borrower under this Assignment shall constitute a default under the Note and an Event of Default under all other Loan Documents.

4.10 Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

4.11 Further Assurance. At any time and from time to time, upon request by Bank, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Bank and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Bank, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Bank, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of

Borrower under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, issues and profits from the Property. Upon any failure by Borrower so to do, Bank may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Bank the agent and attorney-in-fact of Borrower so to do.

4.12 Notices. Any and all notices, elections, demands or requests provided for or permitted to be given pursuant to this Assignment (hereinafter in this paragraph 4.12 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, and addressed to the addresses hereinafter set forth. All Notices shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) business days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving written Notice thereof, Borrower or Bank shall have the right from time to time and at any time during the term of this Assignment to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Assignment:

The Address of Bank is:

RBS Citizens, National Association
28 State Street
Boston, Massachusetts 02109
Attn: Mr. Frank A. Coccoluto

With a copy to:

Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, Massachusetts 02110
Attention: James H. Lerner, Esquire

The Address of Borrower is:

Palomar Medical Technologies, Inc.
82 Cambridge Street

Burlington, Massachusetts 01803
Attention:	Paul Weiner
Chief Financial Officer

With a copy to:

Palomar Medical Technologies, Inc.
82 Cambridge Street
Burlington, Massachusetts 01803
Attention:	Patricia Davis, Esquire
General Counsel

4.13 Modifications, Etc. The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

        IN WITNESS WHEREOF, Borrower has executed this Assignment under seal as of the day and year first above written.

Signed, Sealed and delivered	Palomar Medical Technologies, Inc.,
in the presence of:	a Delaware corporation

/s/ Sarah Serling Witness
By:/s/ Paul S. Weiner
/s/ Louis P. Valente	Name: Paul S.. Weiner
Witness	Its:	Chief Financial Officer and Treasurer

/s/ Sarah Serling Witness
By: /s/ Joseph P. Caruso
/s/ Louis P. Valente	Name: Joseph P. Caruso
Witness	Its:	President & CEO

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss	December 17, 2008

On this 17th day of December, 2008, before me, the undersigned notary public, personally appeared Paul S. Weiner, the Chief Financial Officer and Treasurer of Palomar Medical Technologies, Inc., proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Before me,

/s/ Angela Neil

Notary Public

Name: Angela Neil

My commission expires:July 2, 2010

COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss	December 17, 2008

On this 17th day of December, 2008, before me, the undersigned notary public, personally appeared Joseph P. Caruso, the President of Palomar Medical Technologies, Inc., proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose.

Before me,

/s/ Angela Neil

Notary Public

Name: Angela Neil

My commission expires:July 2, 2010

Exhibit A

(15 Network Drive, Burlington, Middlesex County, Massachusetts)

That certain parcel of land located in Burlington, County of Middlesex, Commonwealth of Massachusetts, being Proposed Lot 4A as shown on that certain plan of land entitled, “Plan of Land in Burlington, Massachusetts” prepared by Vanasse Hangen Brustlin, Inc., Date Issued: July 3, 2008, recorded with the Middlesex County (South District) Registry of Deeds as Plan No. 976 of 2008.

TOGETHER WITH the rights to pass and repass over Network Drive, and to use Network Drive for all purposes that streets and ways are commonly used in the Town of Burlington, Massachusetts, including installation and use of utilities, in common with all others lawfully entitled thereto including but not limited to rights in the Town of Burlington deriving from a Grant of Easement recorded with said Deeds in Book 28562, Page 151.

Together with and subject to the rights contained in that Declaration of Covenants and Cross Access and Easement Agreement by and among NetView 1, 2, 3, 4 and 9 LLC, NetView 5 and 6 LLC, NetView 7, 8 and 10 LLC and Bank of America, N.A., dated July 23, 2008 and recorded with said Deeds in Book 51481, Page 562, as amended by First Amendment of Declaration of Covenants and Cross Access and Easement Agreement dated November 19, 2008 and recorded with said Deeds in Book 51908, Page 397.

Exhibit B

None